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Exhibit 23.1

[PETER SULLIVAN PLLC LOGO]

CERTIFIED PUBLIC ACCOUNTANTS	Tel 206.382.7777 • Fax 206.382.7799
601 UNION STREET, SUITE 2300	http://www.pscpa.com
SEATTLE, WASHINGTON 98101

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Mercer International Inc. for the registration of $500,000,000 of its debt securities, shares of beneficial interest and/or preferred stock and to the incorporation by reference therein of our report dated January 31, 2003, relating to the balance sheet of Mercer International Inc. as of December 31, 2002, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 2002 and 2001, which report is included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/  PETERSON SULLIVAN PLLC

December 6, 2004
Seattle, Washington

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Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM